UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Teavana Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1946316
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3630 Peachtree Road NE, Suite 1480, Atlanta, GA 30326
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173775 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Not applicable

(Title of class)

Not applicable

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common stock, par value $0.00003 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-173775), filed with the Securities and Exchange Commission on April 28, 2011, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description and prospectus are incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Teavana Holdings, Inc.

Date	7/22/2011

By	/s/ Daniel P. Glennon
	Name:	Daniel P. Glennon
	Title:	Executive Vice President, Chief Financial Officer